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                        AMENDMENT TO EMPLOYMENT AGREEMENT

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made as of the 1st day of January, 1999 by and between RIGHT MANAGEMENT CONSULTANTS, INC., a Pennsylvania corporation and JOSEPH T. SMITH.

         WHEREAS, the Company and Employee entered into an employment agreement as of December 12, 1995 (the "1995 Employment Agreement"). Defined terms used herein, shall have the same meaning as ascribed to them in the 1995 Employment Agreement, unless the context herein requires a different interpretation.

         WHEREAS, the Company desires to continue the employment of Employee, in accordance with the terms of the 1995 Employment Agreement, except as modified herein, and Employee desires to accept such employment.

         NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained in the 1995 Employment Agreement and herein, and intending to be legally bound hereby, Company and Employee agree as follows:

1. Term. Term of Employee's employment with Company shall be extended for a three (3) year period commencing as of January 1, 1999 and continuing up to and through December 31, 2001.

2. Base Salary. The base salary provided for in Section 4(a) of the 1995 Employment Agreement is amended from Three Hundred Thousand Dollars ($300,000) to Three Hundred and Fifty Thousand Dollars ($350,000). The corresponding references to Three Hundred Thousand Dollars ($300,000) in Section 3(c) (regarding Change of Control) and Section 6(a) regarding Severance Compensation) are amended from Three Hundred Thousand Dollars ($300,000) to Three Hundred and Fifty Thousand Dollars. ($350,000).

3. Deletion of Section 13. Sections 13 of 1995 Employment Agreement relating to Travel is deleted in its entirety; and Sections 14 (Company Property); 15 (Prior Agreements); and 16 (Miscellaneous) are changed respectively to be numbered Sections 13, 14 and 15.

4. Definition of Company's Business Activities. The definition of Company's Business Activites for purposes of Section 9 of the 1995 Employment Agreement is hereby amended to read as follows:

For purposes of this Section 9, Company's business activities shall include, without limitation, the following: corporate outplacement, human resource consulting, and career consulting for employees, including spouse placement, career assessment, second career planning, and career options planning, career development, and consulting on the subjects of termination, severance policies, and retirement planning, reporting, evaluation, advisory, and communications services, and other human resources consulting and personnel services to client organizations; and any other such products, programs, and services as Company may hereafter commence marketing in the area of human resource consulting.

5. Ratification In All Other Respects. The 1995 Employment Agreement is hereby ratified and affirmed.


         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                    RIGHT MANAGEMENT CONSULTANTS, INC.


                                    By: /S/ RICHARD J. PINOLA
                                        ---------------------------------
                                         Richard J. Pinola, Chairman and
                                         Chief Executive Officer

                                    EMPLOYEE


                                    /S/ JOSEPH T. SMITH
                                    ----------------------
                                    Joseph T. Smith